                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K

                     Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 21, 1997

                          Concorde Gaming Corporation
              - - - - - - - - - - - - - - - - - - - - - - - - - -
             (exact name of registrant as specified in its charter)


           Colorado                  0-8698                    84-0716683
- - - - - - - - - - - - -       - - - - - - - - -          - - - - - - - - - -
(State of other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)


                                3290 Lien Street
                         Rapid City, South Dakota 57702
              - - - - - - - - - - - - - - - - - - - - - - - - - -
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (605) 341-7738

                                 Not Applicable
          - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
         (Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.


      (a) Effective July 21, 1997, Concorde Gaming Corporation (the "Registrant") completed the acquisition of substantially all of the assets related to North Star Casino Limited Liability Company's ("North Star") business of owning and operating the Golden Gates Casino in Black Hawk, Colorado (the "Casino Assets"), pursuant to the terms of an Asset Exchange Agreement (the "Agreement") dated June 12, 1997 by and among the Registrant, North Star, Concorde Gaming of South Dakota, Inc., Midwest Gaming, Inc.
           and Concorde Cripple Creek, Inc.

           The Agreement provided for the exchange of the Casino Assets for the Registrant's assets used in its South Dakota video lottery route business (the "Video Lottery Assets"). The transfer of the Video Lottery Assets was completed on June 16, 1997. In addition to the transfer of the Video Lottery Assets, the Registrant paid approximately $825,000 in cash, assumed approximately $568,000 in liabilities and issued 1,743,333 shares of the Registrant's common stock.

           The consideration received pursuant to the Agreement was determined through arm's length negotiations.

      (b) The Registrant intends to continue the use of the Casino Assets as they are were used by North Star.

Item 7.  Financial Statements and Exhibits.

      (a)   Financial Statements of Business Acquired

                Please see Attachment A

      (b)   Pro Forma Financial Information

                Please see Attachment B

      (c)   Exhibits

                 Press Release dated August 25, 1997

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  CONCORDE GAMING CORPORATION



Date:  October 3, 1997            By: /s/  David L. Crabb
                                      --------------------
                                      David L. Crabb, Chief Financial Officer

                                 Attachment A














                               NORTH STAR CASINO
                           LIMITED LIABILITY COMPANY
                              BLACK HAWK, COLORADO



             FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR'S REPORT
                          SEPTEMBER 30, 1996 AND 1995

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                               TABLE OF CONTENTS



                                                             PAGE
Independent Auditors' Report................................. A-1
Financial Statements:
     Balance Sheets.......................................... A-2
     Statements of Operations................................ A-4
     Statement of Members' Equity (Deficit).................. A-5
     Statements of Cash Flows................................ A-6
     Notes to Financial Statements.................... A-7 - A-13

                             Ketel Thorstenson, LLP

                          Certified Public Accountants
                               810 Quincy Street
                  RO. Box 3140, Rapid City, South Dakota 57709
                Telephone (605) 342-5630 e-mail: ktllp@ktllp.com


                          INDEPENDENT AUDITORS' REPORT


To the Owners
North Star Casino Limited Liability Company
Black Hawk, Colorado

      We have audited the accompanying balance sheet of NORTH STAR CASINO LIMITED LIABILITY COMPANY (the Company) as of September 30, 1996, and the related statement of operations, members equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NORTH STAR CASINO LIMITED LIABILITY COMPANY as of September 30, 1996, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

        The financial statements of NORTH STAR CASINO LIMITED LIABILITY COMPANY for the year ended September 30, 1995, were audited by other auditors, whose report dated November 30, 1995, expressed an unqualified opinion on those statements.


                                              KETEL THORSTENSON, LLP
                                              Certified Public Accountants
August 14, 1997

 Members American Institute of Certified Public Accountants and AICPA Division
                         of Firms for Quality Control

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                                 BALANCE SHEETS
                          SEPTEMBER 30, 1996 AND 1995

                                     ASSETS

                                                                  1996             1995
CURRENT ASSETS
     Cash                                                    $   285,535      $   138,510
     Receivables Less Allowance for Doubtful Accounts
         of $40,747 and $117,037 at September 30, 1996
         and 1995, Respectively                                   69,145           81,163
     Inventories                                                  20,632            9,113
     Prepaid Expenses                                             27,394           38,867
     Other Current Assets                                         14,675            4,000
     Total Current Assets                                        417,381          271,653

PROPERTY AND EQUIPMENT, AT COST
     Land                                                        785,221               --
     Leasehold Improvements                                    2,552,905        2,537,125
     Furniture, Fixtures and Equipment                         1,698,422        1,457,306
                                                               5,036,548        3,994,431
     Accumulated Depreciation                                 (1,725,450)      (1,222,260)
         Net Property and Equipment                            3,311,098        2,772,171

OTHER INVESTMENTS (Note 6)                                            --          304,511

OTHER ASSETS
     Pre-opening Costs, Net of Accumulated Amortization
        of $207,397 and $153,293 at September 30,
        1996 and 1995, Respectively                               63,120          117,224
     Parking Impact Fee, Net of Accumulated Amortization
         of $106,090 and $78,414 at September 30,
         1996 and 1995, Respectively                             149,910          177,586
     Capitalized Loan Costs, Net of Accumulated
         Amortization of $36,000 and $34,000 at
         September 30, 1996 and 1995, Respectively                    --            2,000

TOTAL ASSETS                                                 $ 3,941,509      $ 3,645,145



                  The accompanying notes are an integral part
                             of these statements.

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                                 BALANCE SHEETS
                          SEPTEMBER 30, 1996 AND 1995

                   LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

                                                              1996           1995
 CURRENT LIABILITIES
       Accounts Payable                                  $   49,516     $   119,451
       Accrued Expenses and Other Liabilities               397,445         381,417
       Accrued Interest to Related Parties (Note 3)              --         464,056
       Current Portion of Notes Payable (Note 2)            302,739         726,815
          Total Current Liabilities                         749,700       1,691,739

 NOTES PAYABLE -- Less Current Portion (Note 2)             367,217       1,417,228
      Subordinated Notes Payable to Members (Note 3)             --       2,462,500

 COMMITMENTS AND CONTINGENCIES (Notes 2, 4, 5 and 6)
 MEMBERS' EQUITY (DEFICIT)                                2,824,592      (1,926,322)





TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)          $3,941,509     $ 3,645,145


                  The accompanying notes are an integral part
                             of these statements.

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                            STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995


                                                      1996             1995
REVENUES
      Gaming                                      $ 4,600,300      $ 4,892,553
      Food and Beverage, Net of Cost of Sales          55,960           96,906
      Other                                            29,944           19,930
                                                    4,686,204        5,009,389

COSTS AND EXPENSES
      Casino operating Expenses:
          Salaries and Payroll Burden               1,169,319        1,136,360
          Promotions                                  931,766        1,096,191
          Gaming Taxes and Device Fees                489,529          486,856
          Rents (Note 4)                              475,287          416,064
          Marketing and Advertising                   293,517          243,577
          Transportation                              145,005          307,354
          Entertainment                                59,366           60,184
                                                    3,563,789        3,746,586
      Selling, General  and Administrative:
          Bad Debts and  Collections                  200,290          178,422
          Cleaning and Supplies                       167,397          132,093
          Penalties                                   120,809           34,163
          Utilities                                   103,687          107,096
          Taxes and Fees                               83,555          137,055
          Repairs                                      74,213           29,934
          Insurance                                    58,464           69,256
          Professional Fees                            31,122           35,469
          Cash Short                                   30,990            4,219
          Other                                        22,833           19,643
          Bank Charges                                 10,098            7,177
          Land Deposit (Note 5)                            --          120,000
                                                      903,458          874,527
      Depreciation and Amortization                   586,970          542,401
                                                    5,054,217        5,163,514

OPERATING LOSS                                       (368,013)        (154,125)

OTHER EXPENSE
      Interest Expense                                307,918          427,281

NET LOSS                                          $  (675,931)     $  (581,406)



                  The accompanying notes are an integral part
                             of these statements.

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                     STATEMENT OF MEMBERS' EQUITY (DEFICIT)
                FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995


                                                               MEMBERS'
                                                          EQUITY (DEFICIT)
BALANCE - - September 30, 1994                               $(1,344,916)
     Net Loss                                                  ( 581,406)

BALANCE - - September 30, 1995                                (1,926,322)
     Transfer of Shareholder Notes Payable and
         Related Accrued Interest (Note 3)                     2,985,042
     Member Contributions                                      2,441,803
     Net Loss                                                   (675,931)

BALANCE - - September 30, 1996                               $ 2,824,592



                  The accompanying notes are an integral part
                             of these statements.

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995


                                                                      1996            1995
CASH FLOWS FROM OPERATING ACTIVITIES
      Net Loss                                                      $(675,931)     $(581,406)
      Adjustments to Reconcile Net Loss to Net Cash
         Flows Provided by Operating Activities:
         Depreciation and Amortization                                586,970        542,401
         Loss on Disposal                                                   -          2,206
         Noncash Interest Expense                                      58,486          3,323
         Write-Off of Deposit                                               -        120,000
         Change in Assets and Liabilities:
             Receivables                                               12,018        (41,492)
             Inventories                                              (11,519)        (2,729)
             Prepaid Expenses                                          11,473        (16,846)
             Other Current Assets                                     (10,675)        13,238
             Accounts Payable                                         (69,935)        38,420
             Accrued Expenses and Other Liabilities                    16,028        313,652

      Net Cash Flows From (Used in) Operating Activities              (83,085)       390,767

CASH FLOWS FROM INVESTING ACTIVITIES
      Acquisition of Property and Equipment                          (382,753)       (49,508)
      Purchase of Investments                                               -       (304,511)
      Other Assets and Note Receivable                                      -         (1,000)
          Net Cash Flows (Used in) Investing Activities              (382,753)      (355,019)

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds From Long-Term Borrowings                               80,474        712,500
      Principal Payments on Long-Term Debt                         (1,909,414)      (786,027)
      Member Contributions                                          2,441,803              -
          Net Cash Flows From (Used in) Financing Activities          612,863        (73,527)

NET INCREASE (DECREASE) IN CASH                                       147,025        (37,779)

CASH -- Beginning of Period                                           138,510        176,289

CASH -- End of Period                                                $285,535       $138,510

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
    Cash Paid for Interest                                           $258,602       $203,476

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING
    AND FINANCING ACTIVITIES
          Transfer of Member Notes Payable to
              Members' Equity (Note 3)                              2,462,500
          Transfer of Accrued Interest on Members'
              Notes Payable to Members' Equity (Note 3)               522,542
          Acquisition of Land through Issuance of
              Note Payable (Notes 2 and 6)                            354,853

        The accompanying notes are an integral part of these statements.

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1996 AND 1995

NOTE 1 Summary of Significant Accounting Policies and Nature of Operations Nature of Operations

          North Star Casino Limited Liability Company, a Colorado Limited Liability Company (the Company) is engaged in the business of owning, operating and managing the Golden Gates Casino, an entertainment-oriented gaming casino located in Black Hawk, Colorado. The Company commenced gaming operations upon completion of the casino on November 21, 1992. The Company's activities prior to the commencement of gaming related primarily to construction of the Casino and other pre-opening operations. Substantially all costs incurred during the pre-opening period were capitalized.

          The Company's Articles of Organization provide for the Company to exist for a period of 25 years (through February 2017) with options to extend the period for up to 25 additional years. Under the Articles of Organization, each member's liability with respect to the Company is limited to their cumulative capital contributions.

    Significant Accounting Policies

          Cash:

          Cash consists of demand deposits and cash on hand used in casino operations.

    Inventories:

          Inventories, consisting primarily of beverage supplies, are stated at the lower of first-in, first-out (FIFO) cost or market.

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995

NOTE 1 -- Summary of Significant Accounting Policies and Nature of Operations (Continued)

    Property and Equipment:

          Acquisitions of property and equipment are recorded at cost. Depreciation of leasehold improvements, property and equipment is calculated using the straight-line method over the following estimated useful lives:

                        Leasehold Improvements                        10 Years
                        Furniture, Fixtures and Equipment            3-7 Years

    Pre-Opening Costs:

          Pre-opening costs related to establishing a gaming operation and providing benefits to future periods were capitalized and are amortized using the straight-line method over five years.

    Parking Impact Fee:

          In fiscal year 1993, the Company was assessed a parking impact fee of $256,000 by the City of Black Hawk related to its building permit application for the casino. Amortization of the parking impact fee is calculated using the straight-line method over the lease term of the Casino of 111 months.

    Significant Accounting Policies (Continued)
          Amortization of Loan Costs:

          Amortization of loan costs is calculated using the interest method over the life of the note payable to the bank.

    Income Taxes:

          The Company is a limited liability company formed under the laws of the state of Colorado and, as such, is classified as a partnership for federal income tax purposes. Accordingly, no provision for

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995

NOTE 1 -- Summary of Significant Accounting Policies and Nature of Operations (Continued)

    federal or state income taxes has been recorded at September 30, 1996 or 1995 because any taxable income or loss is included on the individual income tax returns of the members.

    Casino Revenues:

          In accordance with industry practice, the Company recognizes as gaming revenue the net win from gaming activities, which is the difference between gaming wins and losses.


    Promotional Allowances:

          The estimated cost of food and beverages provided on a complimentary basis to customers and other promotional allowances extended free to customers are charged to casino operating expense. The retail value of such promotions are not recorded as revenues.

    Reclassifications:

          Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentation.

    Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of operating revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995


NOTE 2 -- Notes Payable

    Notes payable consist of the following at September 30:

                                                             1996         1995
Note payable to vendor, due in monthly installments of
$8,833 including interest at 2% over the prime rate,
due August 1997,
secured by equipment                                       $194,333     $212,000

Note payable due in monthly installments
of $5,067 including interest at 9.75%, due
April 2005, secured by land (Note 7)                        354,853           --

Note payable to vendor, due in monthly installments of
$3,017 including interest at 13%, due February 1997,
secured by
equipment                                                    19,806       48,715

Note payable to vendor, due in monthly
installments of $1,686 including interest at
12%, due September 1997, secured by equipment                20,490       35,849

Note payable due in monthly installments of
$329 including interest at 9.25%, due June
2001, secured by land                                        40,000

Note payable to vendor, due in monthly installments of
$7,519 including interest at an effective rate of 42%,
due February
1997, secured by equipment                                   40,474           --

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1996 AND 1995


NOTE 2 -- Notes Payable (Continued)


            Other notes repaid during the year ended
            September 30, 1996.                                 -     1,847,479
                                                          669,956     2,144,043
               Less Current Maturities                    302,739       726,815
                                                         $367,217    $1,417,228

          At September 30, 1996, the prime rate was 8.5 percent.

          In addition to the above, the Company has guaranteed up to $50,000 of a note payable of an unrelated third party in connection with the construction of a parking facility for the casino.

          The maturities of the notes payable for the years ending September 30 are as follows:

  1997                                     $302,739
  1998                                       31,100
  1999                                       33,882
  2000                                       37,336
  2001                                       79,434
  Thereafter                                185,465
                                           $669,956

NOTE 3 -- Subordinated Notes Payable to Members

          At September 30, 1995, the Company had notes payable to certain of its owners totaling $2,462,500. Effective January 1, 1996, the members waived repayment of notes and related accrued interest of $522,542. Accordingly, the Company transferred these balances to members' equity. Interest expense on these notes was $58,486 and $218,360 for the years ended September 30, 1996 and 1995, respectively.

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONCLUDED)
                          SEPTEMBER 30, 1996 AND 1995


NOTE 4 -- Leases

          The Company leases the land upon which the casino was constructed under a noncancelable operating lease expiring February 28, 1997. Base rent for this lease is $15,000 per month through February 2002, the end of the lease term. Contingent rentals are paid at a rate of 4 percent of adjusted gross revenues from gaming operations. The Company incurred base rent expense of $180,000 for each of the years ended September 30, 1996 and 1995 and contingent rent expense of $159,607 and $178,454 for the years ended September 30, 1996 and 1995, respectively. The base rents are to be adjusted based on the Consumer Price Index.

          The Company also leases land adjacent to the casino for use as a parking facility. The land is owned 50 percent by the Company and 50 percent by a third-party lessor. There is no written agreement governing the lease payments and currently the lease payments are approximately $9,300 per month. During the years ending September 30, 1996 and 1995, rent expense under this lease totaled $77,683 and $-O-, respectively.

          Future minimum rental payments total $180,000 for each of the years ending September 30, 1997 through September 30, 2001.


NOTE 5 -- Commitments and Contingencies

          The Company is subject to the licensing and regulatory requirements of the Colorado Limited Gaming Control Commission (the Commission), which performs its day-to-day activities through the Division of Gaming (the Division).

          The Commission has established a graduated tax on casino revenues. Casino revenues are taxed at a 2 percent rate on the first $2,000,000 of revenue, 8 percent on revenues from $2,000,001 to $4,000,000, 15 percent on revenues from $4,000,001 to $5,000,000 and 18 percent on revenues greater than $5,000,000. Gaming taxes totaled $308,000 and $343,000 during the years ending September 30, 1996 and 1995, respectively.

                  NORTH STAR CASINO LIMITED LIABILITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONCLUDED)
                          SEPTEMBER 30, 1996 AND 1995

NOTE 5 -- Commitments and Contingencies (Continued)

          In addition, the Company is required to pay annual state and local fees per device of $75 and $750, respectively. Device fees are subject to change by the Commission and the local government. Device fees totaled $182,000 and $144,000 during the years ending September 30, 1996 and 1995, respectively.

          On February 22, 1994, the Company entered into an agreement to purchase land across the street from the casino from a third party (the Owner). The purchase price was to be $420,000, $120,000 of which was paid to the owner as a nonrefundable deposit. The title to the land was disputed and a Colorado court determined the Owner did not have title to the land. Accordingly, the Company forfeited the $120,000 nonrefundable deposit. This loss is included in the "Selling, General and Administrative" line item in the statement of operations for the year ended September 30, 1995.

NOTE 6 -- Other Investments

          At September 30, 1995, the Company had invested $304,511 in a parking facility next to the casino. The Company had a verbal commitment from the property owner to transfer a one-half interest in the property to the Company in exchange for the capital contributed plus the assumption of one-half of the contract for deed on the property. This transaction was subsequently completed and during the year ended September 30, 1996, the other investment amount was reclassified as land in the accompanying balance sheet. In addition, one-half of the amount owed on the total contract for deed has been recorded in the accompanying financial statements. Should the other party on the contract for deed fail to fulfill their obligations, the Company would be required to make the entire monthly payments. At September 30, 1996, the balance on the contract for deed totaled approximately $710,000.

NOTE 7 -- Subsequent Events

          Effective June 12, 1997, the Company entered into an asset exchange agreement with Concorde Gaming Corporation (Concorde) whereby the Company exchanged all of its casino assets (including substantially all property and equipment) for certain video lottery and gaming assets of Concorde. As additional consideration, the Company will receive cash of $870,000, 1,743,333 shares of Concorde's common stock, and Concorde assumed certain notes payable for asset financing.

                                  Attachment B

                          CONCORDE GAMING CORPORATION
                   PRO FORMA CONDENSED FINANCIAL INFORMATION
                                  INTRODUCTION

The following unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the transfer of the Video Lottery Assets to North Star and the acquisition of the Casino Assets from North Star, and include an Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1997, and Unaudited Pro Forma Consolidated Statements of Operations for the year ended September 30, 1996, and for the nine months ended June 30, 1997. The proforma condensed consolidated balance sheets are based on the historical consolidated financial statements of the Registrant and the estimated fair market value of the assets acquired from North Star. The pro forma statements of operations are based on the historical consolidated financial statements of the Registrant and the historical financial statements of North Star. The pro forma statements of operations include the adjustments described in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma statements of operations also include the pro forma adjustments reported by the Registrant on Form 8-K/A dated February 13, 1997 in connection with the Registrant's closing of the settlement agreement with the Three Affiliated Tribes in regards to the Management Agreement for the 4 Bears Casino.

The pro forma condensed consolidated financial statements are not necessarily indicative of the results that actually would have occurred if the transfer of the assets to and from North Star occurred on the dates indicated, nor are they necessarily indicative of future results. The pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company filed with the Securities and Exchange Commission in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996.

                          Concorde Gaming Corporation
                 Pro Forma Condensed Consolidated Balance Sheet
                                 June 30, 1997
                                  (Unaudited)


                                                                                         Pro Forma
    Assets                                                           Historical         Adjustments          Pro Forma
                                                                   --------------  --------------------  ----------------
Current assets:
    Cash                                                           $    3,854,491  (a) $      (673,962)  $      3,180,529

    Other current assets                                                   55,536  (a)         105,318            160,854
                                                                   --------------                        ----------------
      Total current assets                                              3,910,027                               3,341,383
                                                                   --------------                        ----------------

Investments and long-term receivables                                   1,843,935  (a)      (1,550,333)           293,602
                                                                   --------------                        ----------------

Property and equipment, net                                               404,907  (a)       2,254,995          2,659,902
                                                                   --------------                        ----------------

Intangibles                                                               351,634  (a)         664,335          1,015,969
                                                                   --------------                        ----------------

                                                                   $    6,510,503                        $      7,310,856
                                                                   ==============                        ================


    Liabilities and Stockholder's Equity
Current liabilities:
    Current maturities of long-term debt                           $      538,903  (a)          26,948   $        565,851
    Accounts payable                                                       60,229                                  60,229
    Accrued expenses                                                       64,648  (a)         159,868            224,516
    Income tax payable                                                    312,890                                 312,890
                                                                   --------------                        ----------------
             Total current liabilities                                    976,670                               1,163,486
                                                                   --------------                        ----------------

Long-term debt, less current maturities                                    16,925  (a)         404,337            421,262
                                                                   --------------                        ----------------

Deferred income taxes                                                      46,600                                  46,600
                                                                   --------------                        ----------------

Stockholders' equity                                                    5,470,308  (a)         209,200          5,679,508
                                                                   --------------                        ----------------

                                                                   $    6,510,503                        $      7,310,856
                                                                   ==============                        ================

                          Concorde Gaming Corporation
            Pro Forma Condensed Consolidated Statement of Operations
                        Nine Months Ended June 30, 1997
                                  (Unaudited)


                                                     Concorde        North Star          Pro Forma
                                                    Historical       Historical         Adjustments          Pro Forma
                                                ----------------------------------  --------------------  -----------------
Revenues:
    Video lottery                               $      5,632,308   $            0   (b) $   (5,422,281)   $        210,027
    Casino                                                     0        2,550,213                                2,550,213
    Management agreement                                 208,371                0   (c)       (208,371)                  0
    Other                                                 40,698           28,515   (b)        (15,024)             54,189
                                                ----------------  ---------------                        -----------------
                                                       5,881,377        2,578,728                                2,814,429
                                                ----------------  ---------------                        -----------------

Costs and expenses:
    Video lottery state share                          2,803,014                0   (b)     (2,698,004)            105,010
    Video lottery location share                       1,864,857                0   (b)     (1,864,857)                  0
    Compensation expense                                 689,253          990,514   (b)       (226,069)          1,423,607
                                                                                    (c)        (30,091)
    Business development costs                           117,226                0                                  117,226
    Depreciation and amortization                        431,300           70,855   (b)       (349,611)            259,697
                                                                                    (c)        (28,896)
                                                                                    (d)        136,049
    Operating expenses                                   578,129        1,409,266   (b)       (269,646)          1,597,366
                                                                                    (c)        (44,512)
                                                                                    (e)        (75,871)
                                                ----------------  ---------------                        -----------------
      Total costs and expenses                         6,483,779        2,470,635                                3,502,906
                                                ----------------  ---------------                        -----------------
Operating (loss)                                        (602,402)         108,093                                 (688,477)
                                                ----------------  ---------------                        -----------------
Other income (expense):
    Interest income                                       94,706           11,821   (b)         (2,392)            103,963
                                                                                    (c)           (172)
    Gain on termination of
      management agreement                             2,819,750                0   (c)     (2,819,750)                  0
    Other                                                 76,076         (113,553)  (b)        (39,402)            (77,228)
                                                                                    (c)           (349)
    Interest expense and financing costs                (259,775)         (12,260)  (b)         61,849            (283,355)
                                                                                    (c)          9,893
                                                                                    (f)        (83,062)
                                                ----------------  ---------------                        -----------------
                                                       2,730,757         (113,992)                                (256,620)
                                                ----------------  ---------------                        -----------------
Income before income taxes                             2,128,355           (5,899)                                (945,097)
Federal and state income taxes                           741,700                0   (b)         (5,800)           (321,300)
                                                                                    (c)       (953,600)
                                                                                    (g)       (103,600)
                                                ================  ===============                        =================
Net income                                      $      1,386,655  $        (5,899)                       $        (623,797)
                                                ================  ===============                        =================

Net income per common and
    common equivalent share                                 0.06                                                     (0.03)
                                                ================                                         =================

Weighted average number of common and
    common equivalent shares outstanding              22,096,947                                                22,096,947
                                                ================                                         =================

                          Concorde Gaming Corporation
            Pro Forma Condensed Consolidated Statement of Operations
                      Fiscal Year Ended September 30, 1996
                                  (Unaudited)


                                                     Concorde        North Star          Pro Forma
                                                    Historical       Historical         Adjustments          Pro Forma
                                                ----------------------------------  --------------------  -----------------
Revenues:
    Video lottery                               $      8,985,467   $            0   (b) $   (8,818,352)   $        167,115
    Casino                                                     0        4,600,300                                4,600,300
    Management agreement                               2,064,649                0   (c)     (2,064,649)                  0
    Other                                                192,470           85,904   (b)       (144,676)            133,698
                                                -----------------  ---------------                        -----------------
                                                      11,242,586        4,686,204                                4,901,113
                                                -----------------  ---------------                        -----------------

Costs and expenses:
    Video lottery state share                          4,471,432                0   (b)     (4,387,875)             83,557
    Video lottery location share                       2,891,852                0   (b)     (2,891,852)                  0
    Compensation expense                                 981,536        1,169,319   (b)       (403,474)          1,658,411
                                                                                    (c)        (88,970)
    Business development costs                            74,786                0                                   74,786
    Depreciation and amortization                        636,331          586,970   (b)       (535,086)            307,767
                                                                                    (c)        (69,350)
                                                                                    (d)       (311,098)
    Operating expenses                                 1,234,633        3,177,119   (b)       (581,675)          3,505,195
                                                                                    (c)       (288,638)
                                                                                    (e)        (36,244)
                                                -----------------  ---------------                        -----------------
      Total costs and expenses                        10,290,570        4,933,408                                5,629,716
                                                -----------------  ---------------                        -----------------
Operating income                                         952,016         (247,204)                                (728,603)
                                                -----------------  ---------------                        -----------------
Other income (expense):
    Interest income                                      683,444                0   (b)          68,831            105,800
                                                                                    (c)       (646,475)
    Other                                                 55,253         (120,809)  (b)           4,905            (60,651)

    Interest expense and financing costs                (794,054)        (307,918)  (b)         115,429           (829,287)
                                                                                    (c)         157,256
                                                -----------------  ---------------                        -----------------
                                                         (55,357)        (428,727)                                (784,138)
                                                -----------------  ---------------                        -----------------
Income before income taxes                               896,659         (675,931)                              (1,512,741)
Federal and state income taxes                           339,000                    (b)           9,800           (514,300)
                                                                                    (c)       (613,300)
                                                                                    (g)       (249,800)
                                                =================  ===============                        =================
Net income                                      $        557,659   $     (675,931)                        $       (998,441)
                                                =================  ===============                        =================

Net income per common and
    common equivalent share                                 0.03                                                     (0.05)
                                                =================                                         =================

Weighted average number of common and
    common equivalent shares outstanding              22,175,415                                                22,175,415
                                                =================                                         =================

                          Concorde Gaming Corporation
         Notes of Pro Forma Condensed Consolidated Financial Statements
                                  (Unaudited)



    (a) To reflect the July 21, 1997 acquisition of the Casino Assets and the cancellation of the $1.6 million promissory note recorded to reflect the book value of the Video Lottery Assets transferred June 16, 1997 in conjunction with the Asset Exchange Agreement.

    (b) To reflect the reduction in revenues, expenses and net income from the transfer of the Video Lottery Assets.

    (c) To reflect the reduction in revenues, expenses and net income from the termination of the Management Agreement.

    (d) Represents adjustments to depreciation and amortization based on the fair market value recorded in connection with the acquistion of the Casino Assets.

    (e) Represents the decrease in the rent expenses for the casino and parking lot that was negotiated with, and was directly attributable to the acquisition of the Casino Assets.

    (f) Represents the adjustments to interest expense in conjunction with North Star's acquisition of land.

    (g) Represents the income tax effect of the adjustments for the periods shown.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------

  20                     Press Release dated August 25, 1997